UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 23, 2016

YADKIN FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

North Carolina	000-52099	20-4495993
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

3600 Glenwood Avenue, Suite 300
Raleigh, North Carolina 27612
(Address of principal executive offices, including zip code)

(919) 659-9000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07    Submission of Matters to a Vote of Security Holders.

Yadkin Financial Corporation (the “Company”) held a Special Meeting of Shareholders (the “Special Meeting”) on February 23, 2016. At the Special Meeting, the Company received proxies totaling 73% of its issued and outstanding shares of common stock, representing 31,071,770 shares of common stock, as of the record date. The shareholders voted on the following proposals, which are described in more detail in the proxy statement filed by the Company with the SEC on January 13, 2016, and the results of the voting are presented below.

Proposal 1

The Company’s shareholders approved the proposal to approve the issuance of shares of the Company’s common stock in connection with the merger of NewBridge Bancorp with and into the Company, based on the following final voting results:

For	Against	Abstain	Broker Non-Votes
22,451,140	182,391	34,690	0

Proposal 2

The Company’s shareholders approved the proposal to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies in favor of the share issuance proposal, based on the following final voting results:

For	Against	Abstain	Broker Non-Votes
21,730,224	896,336	41,661	0

Item 8.01.    Other Events.

The information set forth in Item 5.07 of this Current Report on Form 8-K is incorporated herein by reference.

None of the information furnished in Item 5.07 or Item 8.01 hereto shall be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended. Unless expressly set forth by specific reference in such filings, none of the information furnished in this report shall be incorporated by reference in any filing under the Securities Act of 1933, as amended, whether made before or after the date hereof and regardless of any general incorporation language in such filings.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 23, 2016	YADKIN FINANCIAL CORPORATION

	By:	/s/ Terry S. Earley
Terry S. Earley
Executive Vice President and Chief Financial Officer